                                                                  EXHIBIT 4.3(a)







                               ADOPTION AGREEMENT

                                    for the

                          APPALACHIAN BANCSHARES, INC.
                       SECTION 401(K) PROFIT SHARING PLAN

                               ADOPTION AGREEMENT


                                    CONTENTS

                                                                                         Page
                                                                                         ----
ARTICLE 1 - ADOPTION......................................................................  1
      1.1   Company.......................................................................  1
      1.2   Name and Effective Date.......................................................  1
      1.3   Company Address and Telephone Number..........................................  1
      1.4   Employer Identification Number................................................  1
      1.5   Plan Number...................................................................  1
      1.6   Company Tax Year..............................................................  1
      1.7   Controlled Group Information..................................................  2
      1.8   Participating Companies.......................................................  2
      1.9   Administrative Committee......................................................  2
      1.10  Name and Address of Master Plan Sponsor ......................................  2

ARTICLE 2 - DEFINITIONS...................................................................  3
      2.1   Valuation Date................................................................  3
      2.2   Years of Vesting Service......................................................  3

ARTICLE 3 - ELIGIBILITY ..................................................................  4
      3.1   Eligibility Conditions .......................................................  4
            (a) Minimum Age and/or Service................................................  4
            (b) Employment Date...........................................................  4

ARTICLE 4 - CONTRIBUTIONS.................................................................  4
      4.1   Section 401(k) Profit Sharing Plan............................................  4
      4.2   Before Tax Contributions......................................................  5
      4.3   After Tax Contributions.......................................................  5
      4.4   Special Bonus Election........................................................  5
      4.5   Matching Contributions........................................................  5
      4.6   Annualization of Matching Contributions.......................................  6
      4.7   Profit Sharing Contributions..................................................  6
      4.8   Application of Forfeitures....................................................  7

ARTICLE 5 - ROLLOVERS AND TRANSFERS; VOLUNTARY ACCOUNTS...................................  7

ARTICLE 6 - PARTICIPANTS' ACCOUNTS, CREDITING AND ALLOCATIONS.............................  8
      6.1   Active Participants...........................................................  8
      6.2   Allocation Formula for Profit Sharing Contributions and Excess Forfeitures....  8
            (a) Non-Integrated............................................................  8
            (b) Integrated................................................................  8

ARTICLE 7 - CONTRIBUTION AND SECTION 415 LIMITATIONS......................................  9
      7.1   Net Profits...................................................................  9
      7.2   Limitations on Allocations....................................................  9
            (a) Participation in Defined Contribution Plan................................  9

            (b) Participation in Defined Benefit Plan.....................................  9
            (c) Failsafe Reduction........................................................ 10

ARTICLE 8 - INVESTMENT OF ACCOUNTS........................................................ 10
      8.1   Direction of Investments...................................................... 10
      8.2   Investment in Company Stock................................................... 10
            (a) Adopting Company Election................................................. 10
            (b) Participant Election...................................................... 11

ARTICLE 9 - VESTING....................................................................... 11
      9.1   Vesting Schedule.............................................................. 11
            (a) Cliff Vesting............................................................. 11
            (b) Graded Vesting............................................................ 11
            (c) Immediate Vesting......................................................... 11
            (d) Not Applicable............................................................ 11

ARTICLE 10 - PAYMENT OF BENEFITS WITHOUT LIFE ANNUITY PROVISIONS.......................... 12
      10.1   Election of No Life Annuity Provisions....................................... 12
      10.2   Optional Form of Benefit..................................................... 12
      10.3   Hardship Withdrawals......................................................... 12
      10.4   After Tax and Voluntary Account Withdrawals.................................. 12
      10.5   Loans........................................................................ 12

ARTICLE 11 - PAYMENT OF BENEFITS WITH LIFE ANNUITY PROVISIONS............................. 13
      11.1   Normal Form with Life Annuity Provisions..................................... 13
      11.2   Hardship Withdrawals......................................................... 13
      11.3   After Tax and Voluntary Account Withdrawals.................................. 13
      11.4   Loans........................................................................ 13

ARTICLE 12 - ADMINISTRATION............................................................... 14

ARTICLE 13 - ALLOCATION OF AUTHORITY AND RESPONSIBILITIES................................. 14

ARTICLE 14 - AMENDMENT, TERMINATION AND ADOPTION.......................................... 14
      14.1   Amendments................................................................... 14

ARTICLE 15 - TOP-HEAVY PROVISIONS......................................................... 15
      15.1   Top-Heavy Vesting............................................................ 15
             (a) Cliff Vesting............................................................ 15
             (b) Graded Vesting........................................................... 15
      15.2   Continuation of Top-Heavy Vesting............................................ 15
      15.3   Minimum Contributions........................................................ 15
      15.4   Present Value................................................................ 15

ARTICLE 16 - MISCELLANEOUS................................................................ 16
      16.1   Advice of Counsel............................................................ 16
      16.2   Prior Adoption Agreements.................................................... 16
      16.3   Notice From Sponsor.......................................................... 16
      16.4   Qualification of Plan........................................................ 16

SIGNATURES................................................................................ 16
ADDENDUM 1

                              ADOPTION AGREEMENT

                         APPALACHIAN BANCSHARES, INC.
                      SECTION 401(K) PROFIT SHARING PLAN

                        -----------------------------

     The undersigned organization hereby adopts a Section 401(k) Profit Sharing Plan pursuant to the Georgia Bankers Association Master Section 401(k) Profit Sharing Plan (the "Master Plan"), upon the terms and conditions set forth in this Adoption Agreement and the terms and conditions of the Master Plan and the Master Trust Agreement. Words and phrases used in this Adoption Agreement shall have the same meanings provided in Article II of the Master Plan.

     This Adoption Agreement may be used only in conjunction with the Master Plan (BPD 01). Failure to properly complete the Adoption Agreement may result in disqualification of the Plan.

     In accordance with the provisions of the Master Plan, the Company furnishes to the Master Plan Sponsor the following information and elections concerning its Plan:



                              ARTICLE 1 - ADOPTION


     1.1 Company. Company shall mean Appalachian Bancshares, Inc., which shall be the Adopting Company and sponsor of the Plan. The Company's principal trade or business is bank holding company.

     1.2 Name and Effective Date. The Company hereby adopts the Appalachian Bancshares, Inc. Section 401(k) Profit Sharing Plan, which shall be effective as of April 22, 1997. The Plan is [ELECT ONE]:

     (  )  A new Plan.

     ( X ) An amendment and restatement of the Prior Plan, the Gilmer County
           Bank Section 401(k) Profit Sharing Plan, which was originally adopted effective as of January 1, 1995.

     1.3 Company Address and Telephone Number.

         Appalachian Bancshares, Inc.
         315 Industrial Blvd., P.O. Box G
         Ellijay, GA  30540

         (706)  276-8000

     1.4 Employer Identification Number. The Company's employer identification number is 58-2242407.

     1.5 Plan Number. The Plan Number assigned to the Plan is 001 [INSERT 3-DIGIT NUMBER].

     1.6 Company Tax Year.  The Company's fiscal tax year ends 12/31.

     1.7 Controlled Group Information. Is the Company a member of a controlled group or affiliated group of corporations?

     (X)  Yes ( )  No

[IF THE COMPANY IS A MEMBER OF A CONTROLLED OR AFFILIATED GROUP, LIST BELOW ALL THE MEMBERS OF THE CONTROLLED OR AFFILIATED GROUP AND THEIR RELATIONSHIP.]


     Appalachian Bancshares, Inc. owns 100% of Gilmer County Bank, the sole member of the controlled group.








     1.8 Participating Companies. List below the controlled and/or affiliated group members, if any, participating in the Plan. Enter "Not Applicable" if no other companies participate.

     Gilmer County Bank










     1.9 Administrative Committee. List below the members of the Administrative Committee by name or title.


         Tracy Newton             President/CEO
         Kent Sanford             Executive Vice President/CFO
         Joe Hensley              Director




     1.10 Name and Address of Master Plan Sponsor.

                    Georgia Bankers Association
                    50 Hurt Plaza, Suite 1050
                    Atlanta, Georgia  30303
                    (404) 522-1501

                            ARTICLE 2 - DEFINITIONS


     2.1 Valuation Date.  Valuation Date shall mean [ELECT ONE]:

         (  )  (a) the last day of each Plan Year.

         ( X ) (b) the last day of the sixth calendar month and the last day of the twelfth calendar month of each Plan Year, said dates being 6/30 and 12/31.
                         ----     -----

         (  )  (c) the last day of every third calendar month during the Plan
                   Year, said dates being ________________, _________________,
                   _________________ and ________________.

         ( ) (d) every day on which the Trustee operates, and is open to the public for, its business.

     2.2 Years of Vesting Service.

         Shall Years of Vesting Service as defined in Section 2.112 of the Master Plan include periods during which the Company did not maintain the Plan, a predecessor plan or a plan of a predecessor employer?

            ( X )  Yes                     ( )  No

                            ARTICLE 3 - ELIGIBILITY



     3.1 Eligibility Conditions. Each Covered Employee shall become eligible to participate in the Plan upon the later of the Effective Date or satisfaction of the condition(s) elected below [ELECT (a) OR (b) BELOW]:

         (  )  (a)   Minimum Age and/or Service [ELECT ONE OR BOTH]:

               ( X )(1)   Attainment of age 21 (not more than 21).

               ( X )(2)   Completion of [ELECT ONE]:

                          ( X ) (A)  one Year of Service.

                          (  )  (B) two Years of Service. [YOU MUST ELECT
                                Section 9.1(a)(3) IF YOU ELECT THIS OPTION, AND YOU CANNOT ELECT THIS OPTION IF YOU WISH TO ELECT Section 4.1(b).]

                          (  )  (C) ____ Hours of Service (NOT MORE THAN
                                1,000). [THIS ELECTION SHALL NOT BE CONSTRUED TO MEAN MORE THAN 1 YEAR OF ELIGIBILITY SERVICE.]

                          (  )  (D) ____ months of Continuous Service from the
                                date the Employee first performs an Hour of Service (NOT MORE THAN 12) or if earlier, 1,000 Hours of Service. [THIS ELECTION SHALL NOT BE CONSTRUED TO MEAN MORE THAN 1 YEAR OF ELIGIBILITY SERVICE.]

         (  )  (b)   Employment Date:  The day the Employee first performs an
                     Hour of Service for the Company.


                           ARTICLE 4 - CONTRIBUTIONS


     4.1 Section 401(k) Profit Sharing Plan [ELECT (a) OR (b)]:

         (  )  (a)   The Company hereby elects to adopt a profit sharing plan
                     which does not have a Section 401(k), cash-or-deferred feature and does not allow After Tax Contributions but which does permit Profit Sharing Contributions to the Plan pursuant to the Master Plan and Section 4.7.

         [IF (a) IS ELECTED, Section Section 4.2 - 4.6 WILL NOT APPLY; GO DIRECTLY TO Section 4.7(b)]

         ( X ) (b)   The Company hereby elects to adopt a profit sharing plan
                     that does include a Section 401(k), cash-or-deferred feature and may, but is not required to, elect to permit
                     After Tax Contributions pursuant to Section 4.3 and/or
                     Profit Sharing Contributions pursuant to Section 4.7.

     4.2 Before Tax Contributions. A Participant may elect to reduce his Compensation for any period by a minimum of 1 percent and a maximum of [ELECT
(a) OR (b)]:

          ( X ) (a)  16 percent (NOT TO EXCEED 16).

          (  )  (b)  A percentage (NOT TO EXCEED 16) selected by the
                     Administrative Committee of the Adopting Company each Plan Year.

     4.3  After Tax Contributions [If (a) IS "YES", ALSO COMPLETE (b).

          (a) Shall Participants be permitted to make After Tax Contributions to the Plan pursuant to Section 4.2(b) of the Master Plan?

                              (  )  Yes                  ( X )  No

          (b) A Participant may elect to reduce his Compensation for any period by a minimum of 1 percent and a maximum of [ELECT (1) or (2). The total maximum percentages of before tax and after tax contributions shall not exceed 16 percent.]:

          (  )  (1) ___ percent [NOT TO EXCEED 10].

          (  )  (2) A percentage [NOT TO EXCEED 10] selected by the
                Administrative Committee of the Adopting Committee each Plan
                Year.

     4.4 Special Bonus Election. Shall Participants be permitted to reduce part or all of any Special Bonuses, as designated by the Company, and have the reduced amounts constitute Before Tax Contributions pursuant to Section 4.2(d)(6) of the Master Plan?

          ( X ) Yes                      (  ) No

     4.5  Matching Contributions [ELECT (a) OR (b)]:

          (  )  (a) The Company shall not make Matching Contributions under the
                    Plan.

          ( X ) (b) The Company shall make Matching Contributions each Plan
                    Year. The amount of such Matching Contributions shall be determined as follows [SELECT ONE OPTION IN (1), (2) AND
                    (3) BELOW]:

                    (1) The Company's Matching Contributions for each Plan Year will not apply to an amount that exceeds the following percentage of the Compensation of each Participant who makes Before Tax Contributions (ELECT
                         ONE):

                                  ( )  (A)  1%
                                  ( )  (B)  2%
                                  ( )  (C)  3%
                                  ( )  (D)  4%
                                  ( )  (E)  5%
                                  (X)  (F)  6%
                                  ( )  (G)  A percentage or percentages
                                            selected by the Board of Directors
                                            for each Plan Year.
                                  [IF YOU ELECT (G), YOU MAY NOT ELECT (F) IN
                                  Section 4.5(b)(2).]

                    (2) The Company shall contribute for each Plan Year the following amount for each dollar of a Participant's Before Tax Contributions that do not exceed the percentage of such Participant's Compensation elected in section (1) above (ELECT ONE):

                                  ( )  (A)  $ .10
                                  ( )  (B)  $ .25
                                  ( )  (C)  $ .50
                                  ( )  (D)  $ .75
                                  ( )  (E)  $1.00
                                  (X)  (F)  An amount or amounts (if any)
                                            selected by the Board of Directors
                                            for each Plan Year.
                                  [IF YOU ELECT (F), YOU MAY NOT ELECT (G) IN
                                  Section 4.5(b)(1).]

                    (3)  Matching Contributions shall be made [ELECT (A) OR
                         (B)]:

                         ( )  (A) On a payroll-by-payroll basis with respect to
                                  Before Tax Contributions made for each
                                  payroll period; or

                         (X)  (B) On a Plan Year basis with respect to Before
                                  Tax Contributions made for the Plan Year.

     4.6 Annualization of Matching Contributions. Shall the terms of Section 4.3(b) of the Master Plan which provide that Matching Contributions be annualized at the end of each Plan Year so that Participants receive a Matching Contribution based on the total amount of their Before Tax Contributions during the Plan Year apply to the Plan? [ELECT (a) OR (b)]:

               (X)  (a)  Yes, Matching Contributions under the Plan shall be annualized pursuant to Section 4.3(b) of the Master
                         Plan.

               ( )  (b)  No, Matching Contributions under the Plan shall not be annualized. Section 4.3(b) of the Master Plan shall not apply to the Plan.

     4.7 Profit Sharing Contributions. The amount of such Profit Sharing Contribution for each Plan Year shall be determined as follows [ELECT ONE OPTION BELOW]:

               (X) (a)   An amount selected by the Board for each Plan Year.

               ( ) (b) ____% of Net Profits, or such greater amount of Profit Sharing Contributions as may be approved by the Board.

               ( ) (c) ____% of the first $_______ of Net Profits, ____% of the next $______ of Net Profits, and ____% of remaining Net Profits, or such greater amount of Profit Sharing Contributions as may be approved by the Board [COMPLETE DESIRED ITEMS].

               ( ) (d) ____% of aggregate Compensation of Participants eligible to receive an allocation of Profit Sharing Contributions, or such greater amount of Profit Sharing Contributions as may be approved by the Board. (If Section 7.1 is elected, such smaller percentage as Net Profits allow.)

     4.8 Application of Forfeitures. After Forfeitures have been used as Supplemental Contributions, Restorative Contributions, or both, as applicable, Forfeitures shall be allocated as follows [ELECT ONE]:

                 (X) (a) Forfeitures shall be allocated to eligible Participants' accounts pursuant to Section 4.10 of the Master Plan.

                 ( ) (b) Forfeitures shall be used to reduce the Matching Contributions required by the Participating Companies for the Plan Year, pursuant to Section 4.3(c) of the Plan.

                 ( ) (c) Forfeitures shall be used to reduce the Profit Sharing Contribution required by the Participating Companies for the Plan Year, pursuant to Section 4.5
                           (b) of the Plan.

                 ( ) (d) Forfeitures shall be allocated at the discretion of the Board, as determined each Plan Year and in accordance with the terms of the Plan.


            ARTICLE 5 - ROLLOVERS AND TRANSFERS; VOLUNTARY ACCOUNTS


                                   [RESERVED]

                 ARTICLE 6 - PARTICIPANTS' ACCOUNTS, CREDITING
                                AND ALLOCATIONS


     6.1 Active Participants: The Company's Matching Contributions which are made on a Plan Year basis as provided in Section 4.3(a) of the Master Plan and
Section 4.5(b)(3) (but not those made on a payroll-by-payroll basis), Profit Sharing Contributions and any excess Forfeitures shall be allocated among, and the non-Highly Compensated Employees eligible for Supplemental Contributions shall be selected from [ELECT ONE]:

          ( )  (a)  All Employees who were Participants during the Plan Year.

          ( )  (b)  Participants who were employed on the last day of the Plan
                    Year.

          ( )  (c)  Participants who completed ________ Hours of Service (NOT
                    MORE THAN 1,000) during the Plan Year.

          (X) (d) Participants who were employed on the last day of the Plan Year and who completed 1,000 Hours of Service (NOT MORE THAN 1,000) during the Plan Year.

     6.2  Allocation Formula for Profit Sharing Contributions and Excess
Forfeitures: Each eligible Participant shall have allocated to his Profit Sharing Account the portion of the Company's Profit Sharing Contributions and excess Forfeitures as is determined according to the formula below [ELECT (a) OR (b)]:.

          (X) (a) Non-Integrated. In the same proportion that each such Participant's Compensation for the Plan Year bears to the total Compensation of all such Participants for such Plan Year.

          ( ) (b) Integrated. In such proportion as is determined pursuant to the formula set forth in Section 6.4(b)(ii) of the Master Plan (which formula integrates allocations with Social Security).

              ARTICLE 7 - CONTRIBUTION AND SECTION 415 LIMITATIONS


     7.1  Net Profits [ELECT (a) OR (b)]:

          (X) (a) The Company shall not require Net Profits to make Company Contributions to the Plan.

          ( )  (b)  The Company shall require Net Profits to make Company
                    Contributions to the Plan.

     7.2 Limitations on Allocations. If the Company or any of its Affiliates maintains or ever maintained another qualified plan (other than a Prior Plan) in which any Participant in the Plan is (or was) a participant or could possibly become a participant, this Section must be completed. NOT APPLICABLE

     (a) Participation in Defined Contribution Plan. If the Participant is covered by another qualified Defined Contribution Plan maintained by the Company or any of its Affiliates other than a master or prototype plan [ELECT ONE]:

          ( ) (1) The provisions of Section 7.7 of the Master Plan shall apply as if the other plan were a master or prototype plan.

          ( ) (2) The Annual Additions accrued by the Participant under the Plan for any Limitation Year shall be reduced so that the maximum permissible amount shall not be exceeded for such Limitation Year. After Tax Contributions, then Before Tax Contributions, and then other Company Contributions to the extent necessary, shall be reduced. In the event reduction of the accrual of the Participant's Annual Additions under the Plan is not sufficient to reduce the aggregate Annual Additions for such Limitation Year to the maximum permissible amount, the Annual Additions under such other plan(s) sponsored by the Company or any of its Affiliates shall be reduced for the Limitation Year according to the terms of such plan(s) so that the maximum permissible amount is not exceeded.

          ( ) (3) The Annual Additions accrued by the Participant under such other Defined Contribution Plan(s) sponsored by the Company or any of its Affiliates for a Limitation Year shall be reduced so that the maximum permissible amount shall not be exceeded for the Limitation Year. If further reduction is necessary, the Annual Additions of the Participant under the Plan shall be reduced to the extent required in order that the sum of the Annual Additions under such plan(s) (as adjusted in the preceding sentence) and the Plan shall not exceed the maximum permissible amount. After Tax Contributions, then Before Tax Contributions, and then other Company Contributions to the extent necessary, shall be reduced.

     (b) Participation in Defined Benefit Plan. If the Participant is or has ever been a participant in a Defined Benefit Plan(s) maintained by the Company or any of its Affiliates, or an individual medical account (as defined in Code Section 415(1)(2)), and the sum of the Defined Benefit Fraction and the Defined Contribution Fraction (as defined in
          Section 7.7(e) of the Master Plan) exceeds 1.0, the annual benefit accrued and/or Annual Additions made on the Participant's behalf for such Limitation Year shall be reduced as follows [ELECT ONE]:

          ( ) The projected annual benefit which is credited to the Participant for the Limitation Year in which the sum of the Defined Benefit Plan Fraction and the Defined Contribution
                Plan Fraction exceeds 1.0 shall be reduced according to the terms of such plan(s) to the extent necessary to reduce the sum of the fractions for the Limitation Year to 1.0. In the event reductions in the accrued benefit under such Defined Benefit Plan(s) are insufficient to reduce the sum of the Defined Benefit Plan Fraction (as adjusted in the preceding sentence) and the Defined Contribution Plan Fraction to 1.0, the Annual Additions for the Participant for the Limitation Year under any other Defined Contribution Plan(s) sponsored by the Company or any of its Affiliates shall be reduced according to the terms of such plan, and then, if necessary, the Annual Addition for the Participant under the Plan shall be reduced, such that the sum of both fractions as adjusted does not exceed 1.0. After Tax Contributions, then Before Tax Contributions, and then other Company Contributions to the extent necessary, shall be reduced.

          ( ) The Annual Additions under the Plan, which for the Participant during any Limitation Year in which the sum of the Defined Contribution Plan Fraction and the Defined Benefit Plan
                Fraction exceeds 1.0, shall be reduced to the extent necessary so that the sum of such fractions will not exceed 1.0. After Tax Contributions, then Before Tax Contributions, and then other Company Contributions to the extent necessary, shall be reduced. In the event that reduction of the Annual Additions accrued by the Participant under this Plan for the Limitation Year is insufficient to reduce the sum of the fractions to 1.0, the accrued benefits on behalf of the Participant for the limitation year under the Defined Benefit Plan(s) sponsored by the Company or any of its Affiliates shall be reduced in an amount sufficient to reduce the Defined Benefit Plan Fraction such that the sum of the fractions as adjusted does not exceed 1.0. The reduction of accrued benefits shall take place according to the terms of such Defined Benefit Plan(s) maintained by the Company.

     (c)  Failsafe Reduction:  In the event that the option elected under
          (a) or (b) calls for a reduction in the Annual Additions made or annual benefits accrued on a Participant's behalf under the other plan(s) maintained by the Company or any of its Affiliates, and such plan(s) call for the reduction of Annual Additions under this Plan in the event that the maximum permissible amount or the 1.0 fraction is exceeded, the Annual Addition accrued under this Plan on behalf of the Participant for the limitation year shall be reduced so that the maximum permissible amount or the 1.0 fraction, whichever is applicable, does not exceed 1.0. After Tax Contributions, then Before Tax Contributions, and then other Company Contributions to the extent necessary, shall be reduced.


                       ARTICLE 8 - INVESTMENT OF ACCOUNTS


     8.1 Direction of Investments. Shall Participants be permitted to direct the investment of each of their Accounts pursuant to Section 8.3 of the Master Plan?

          (X) Yes                 ( ) No

     8.2  Investment in Company Stock

          (a) Adopting Company Election. Shall the Plan permit investment in Company Stock? [IF YES, THE COMPANY STOCK TRUST AGREEMENT MUST ALSO BE ADOPTED.]

          (X) Yes                 ( ) No

          (b) Participant Election. If (a) above is Yes, shall Participants be permitted to direct the investment of their permissible Accounts in Company Stock pursuant to Section 8.3 of the Plans? [FOR COMPANY STOCK THAT IS NOT PUBLICITY TRADED, PARTICIPANTS CAN ONLY BE PERMITTED TO DIRECT THE INVESTMENT OF THEIR MATCHING AND PROFIT SHARING ACCOUNTS IN COMPANY STOCK.]

          (X) Yes                   ( ) No

                              ARTICLE 9 - VESTING


     9.1 Vesting Schedule. A Participant's vested percentage of his Matching and Profit Sharing Accounts shall be determined as follows [ELECT ONE AND COMPLETE]:

          [IF Section 3.1(a)(2)(B) IS ELECTED, Section 9.1(a)(3) MUST BE
          ELECTED.]

          ( )  (a)  Cliff Vesting:

               100% vesting after (ELECT ONE):

               ( ) (A)  1 Year of Vesting Service
               ( ) (B)  2 Years of Vesting Service
               ( ) (C)  3 Years of Vesting Service
               ( ) (D)  4 Years of Vesting Service
               ( ) (E)  5 Years of Vesting Service

          (X)  (b)  Graded Vesting:



                                                      Vested Percentage
                                                       of Matching or                 May not be
                    Years of Vesting Service       Profit Sharing Account             less than:
                    ------------------------       ----------------------             ----------
                    Less than 1                               0  %                        0%
                                                          -------
                     1, but less than 2                       0  %                        0%
                                                          -------
                     2, but less than 3                       0  %                        0%
                                                          -------
                     3, but less than 4                      20  %                       20%
                                                          -------
                     4, but less than 5                      40  %                       40%
                                                          -------
                     5, but less than 6                      60  %                       60%
                                                          -------
                     6, but less than 7                      80  %                       80%
                                                          -------
                     7 or more                              100  %                      100%
                                                          -------

          ( )  (c)  Immediate Vesting:  Each Participant at all times shall be
                    100% vested in his Matching and Profit Sharing Accounts.

          ( )  (d)  Not Applicable.  Neither Profit Sharing Contributions nor
                    Matching Contributions are permitted under the Plan.

     ARTICLE 10 - PAYMENT OF BENEFITS WITHOUT LIFE ANNUITY PROVISIONS


     10.1 Election of No Life Annuity Provisions. Shall the form(s) of benefit distribution under the Plan be limited to those that do not include any life annuity provisions?

            ( ) Yes                   (X) No

     [IF "YES" IS ELECTED, COMPLETE THE REST OF ARTICLE 10 AND THEN GO DIRECTLY TO ARTICLE 12 - ARTICLE 11 WILL NOT APPLY, UNLESS THERE ARE TRANSFER ACCOUNTS FOR WHICH A LIFE ANNUITY IS A CODE Section 411(d)(6) PROTECTED FORM OF DISTRIBUTION.]

     [IF "NO" IS ELECTED DO NOT COMPLETE THE REST OF ARTICLE 10; ARTICLE 11 INSTEAD WILL APPLY.]

            ( ) Yes                   ( ) No

     10.2 Optional Form of Benefit. Shall Participants be permitted to elect the optional form of installment payments as described in Section 10.3(b) of the Master Plan?

            ( ) Yes                   ( ) No

     [IF "NO" IS ELECTED, ALL DISTRIBUTIONS WILL BE MADE IN A SINGLE SUM PAYMENT AS PROVIDED IN Section 10.3(a) OF THE MASTER PLAN, AND Section 10.3(b) THEREOF WILL NOT APPLY.]

     10.3 Hardship Withdrawals. Shall a Participant be entitled to make hardship withdrawals from his vested Account pursuant to Section 10.6 of the Master Plan?

            ( ) Yes                   ( ) No

     10.4 After Tax and Voluntary Account Withdrawals: Shall a Participant be permitted to make withdrawals from his After Tax and Voluntary Accounts pursuant to Section 10.7 of the Master Plan?

            ( ) Yes                   ( ) No

     10.5 Loans. Shall the Company permit Participants to receive loans from their Account pursuant to the terms of Section 10.9 of the Master Plan?

            ( ) Yes                   ( ) No

        ARTICLE 11 - PAYMENT OF BENEFITS WITH LIFE ANNUITY PROVISIONS


     11.1 Normal Form with Life Annuity Provisions. The normal form of payment shall be a Life Annuity for unmarried Participants and a Joint and 50% Survivor Annuity for married Participants, with death benefits provided in the form of a Survivor Annuity, with respect to:

           (X)  (a)  All Plan benefits.

           ( )  (b)  Only Transfer Accounts for which such life and survivor annuities are Code Section 411(d)(6) protected benefits. These Transfer Accounts are ______________________________
                     __________________________________________________________.

           ( )  (c)  No benefits under the Plan [ELECT ONLY IF THE LIFE ANNUITY
                     FORM IS NOT DESIRED AND THERE ARE NO TRANSFER ACCOUNTS DESCRIBED IN SUBSECTION (b) HEREOF]

     [IF (a) IS ELECTED, ARTICLE XI OF THE MASTER PLAN WILL APPLY, AND ARTICLE X WILL NOT BE APPLICABLE. IF (b) ABOVE IS ELECTED, ARTICLE X WILL APPLY TO ALL BENEFITS OTHER THAN TRANSFER ACCOUNTS SUBJECT TO ANNUITY PROVISIONS TO WHICH
ARTICLE XI SHALL APPLY. IF (c) IS ELECTED ABOVE, ARTICLE XI OF THE MASTER PLAN WILL NOT BE APPLICABLE.]

     11.2 Hardship Withdrawals. Shall a Participant be entitled to make hardship withdrawals from his vested Account pursuant to Section 11.9 of the Master Plan?

           (X) Yes                    ( ) No

     11.3 After Tax and Voluntary Account Withdrawals. Shall a Participant be permitted to make withdrawals from his After Tax and Voluntary Accounts pursuant to Section 11.10 of the Master Plan?

           ( ) Yes                    (X) No

     11.4 Loans. Shall the Company permit Participants to receive loans from their Account pursuant to the terms of Section 11.12 of the Master Plan?

           ( ) Yes                    (X) No

                         ARTICLE 12 - ADMINISTRATION


                                  [RESERVED]














          ARTICLE 13 - ALLOCATION OF AUTHORITY AND RESPONSIBILITIES


                                  [RESERVED]











                 ARTICLE 14 - AMENDMENT, TERMINATION AND ADOPTION


     14.1  Amendments.  The Company by executing this Adoption Agreement agrees:

           (a) To furnish such information with respect to persons eligible to participate under the Plan and other matters as may be prescribed by the Trustee for convenient administration of the Plan.

           (b) To accept such amendments to the Plan as may be made from time to time by the Master Plan Sponsor in order to comply with the Code or regulations or for other reasons, subject always to the right of the undersigned to terminate the Plan as provided therein.

                      ARTICLE 15 - TOP-HEAVY PROVISIONS

     15.1 Top-Heavy Vesting: For Plan Years in which the Plan is a Top-Heavy Plan, the nonforfeitable interest of each Participant in his Matching and Profit Sharing Accounts shall be determined according to the following schedule [ELECT AND COMPLETE ONE]:

           ( )  (a)  Cliff Vesting.

                     100% vesting after [ELECT ONE]:

                     ( ) (1)  1 Year of Vesting Service
                     ( ) (2)  2 Years of Vesting Service
                     ( ) (3)  3 Years of Vesting Service

           (X)  (b)  Graded Vesting.

                                                                           Vested
                                                                           Percentage
                                                                           of Matching
                                                                           or Profit
                                                                           Sharing              May not
                                      Years of Vesting Service             Account              be less than:
                                      ------------------------             -----------          -------------
                                      Less than 1                               0    %                     0%
                                                                           ----------
                                      1, but less than 2                        0    %                     0%
                                                                           ----------
                                      2, but less than 3                       20    %                    20%
                                                                           ----------
                                      3, but less than 4                       40    %                    40%
                                                                           ----------
                                      4, but less than 5                       60    %                    60%
                                                                           ----------
                                      5, but less than 6                       80    %                    80%
                                                                           ----------
                                      6 or more                               100    %                   100%
                                                                           ----------


     15.2 Continuation of Top-Heavy Vesting. If the Plan becomes a Top-Heavy Plan for a Plan Year (so that the vesting schedule above is applicable for that Plan Year), and later ceases to be a Top Heavy Plan, shall the vesting schedule set forth above continue to apply in later Plan Years?

           (X)  Yes, the Top-Heavy vesting schedule shall continue to apply.

           ( ) No, the Top-Heavy vesting schedule shall not continue to apply, and Participants will vest in their Accounts in later Plan
                Years in accordance with the schedule selected in Section 9.1. [IF THIS OPTION IS CHOSEN, THE RETURN TO THE PREVIOUS VESTING
                SCHEDULE IS A VESTING SCHEDULE AMENDMENT SUBJECT TO THE TERMS OF
                Section 15.5 OF THE Master PLAN.]

     15.3 Minimum Contributions: The minimum Company Contribution on behalf of a Participant, required under Section 15.4 of the Master Plan, for a Plan Year in which the Plan is Top Heavy, shall be provided [ELECT ONE]:

           (X)  By the Plan.

           ( )  By the ________________________________ (INSERT NAME OF PLAN(S)
                SPONSORED BY THE COMPANY WHICH WILL PROVIDE THE MINIMUM CONTRIBUTION).

     15.4 Present Value. Present value of the cumulative accrued benefit shall be determined based on the following:

                Interest rate:   5  %
                              ------
                Mortality table:  UP-1984 Unisex
                                -----------------

                           ARTICLE 16 - MISCELLANEOUS

     16.1 Advice of Counsel: The Company affirms that it has conferred and acted upon the advice of its own counsel in adopting the Plan.

     16.2 Prior Adoption Agreements. This Adoption Agreement supersedes any prior Adoption Agreement executed in connection with the Plan.

     16.3 Notice From Sponsor. If the Master Plan Sponsor amends, discontinues or abandons the Master Plan, the Master Plan Sponsor will so notify the Company.

     16.4 Qualification of Plan. The Company may not rely on any opinion letter issued by the National Office of the Internal Revenue Service on the Master Plan as evidence that the Plan is qualified under Section 401 of the Code. In order to obtain reliance with respect to the Plan's qualification, the Company must apply to the appropriate key district office of the Internal Revenue Service for a determination letter.

     16.5 Fiduciary Responsibilities. The Company acknowledges that the Administrative Committee appointed by the Company is the "plan administrator" within the meaning of ERISA. As such, the Administrative Committee is a fiduciary of the Plan and assumes the responsibilities outlined in the Plan. The Company also acknowledges that the Master Plan Sponsor provides administrative support services for the Plan but is not the plan administrator or a fiduciary.

     IN WITNESS WHEREOF, the Company hereby adopts the Plan as set forth herein, and the Company has caused its duly authorized officers to execute this Adoption Agreement, as of the 22nd day of April, 1997.


                                      Appalachian Bancshares, Inc.
                                      ------------------------------------------
                                      Company

                                      By: /s/ Tracy R. Newton
                                         ---------------------------------------
                                      Title: PRESIDENT
                                            ------------------------------------


                                      Attest: /s/ Kent Sanford
                                             -----------------------------------
                                      Title: EXECUTIVE VICE PRESIDENT
                                            ------------------------------------

[A WRITTEN ACCEPTANCE BY THE MASTER PLAN SPONSOR MUST BE OBTAINED AND ATTACHED HERETO FOR THIS ADOPTION AGREEMENT TO BE EFFECTIVE.]

                      ACCEPTANCE BY MASTER PLAN SPONSOR

   The foregoing Adoption Agreement is hereby accepted effective as of the
                        Effective Date provided above.

                                        GEORGIA BANKERS ASSOCIATION


                                        By: /s/ John J. Brannen
                                           -------------------------------------
                                           John J. Brannen

Date: April 24, 1997                    Title: President
     ------------------------                 ----------------------------------